THE SECURITIES EVIDENCED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAW, AND SUCH SECURITIES MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS THE SAME ARE REGISTERED AND QUALIFIED IN ACCORDANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR IN THE OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE BORROWER SUCH REGISTRATION AND QUALIFICATION ARE NOT REQUIRED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAW.


                                 PROMISSORY NOTE


US$6,000,000                                                      April 28, 2000
                                                            Van Nuys, California

     FOR VALUE RECEIVED, GenesisIntermedia.com, Inc., a Delaware corporation, (the "Company"), hereby promises to pay to the order of Ultimate Holdings, Ltd., a Bermuda limited company ("Lender"), at Lender's principal office, the principal sum of Six Million United States Dollars (US$6,000,000) or such lesser amount as shall equal the unpaid principal amount of the Loans made by the Lender to the Company under the Note Purchase Agreement (this "Note"), in lawful money of the United States of America and in immediately available funds, together with interest on the unpaid principal amount for the period commencing on the date or dates of disbursement shown on Schedule 1 attached hereto (some which may precede the date hereof) at the rate of eleven and one-half percent (11.5%) per annum. Interest shall be paid on the dates set forth on Schedule
1. The Maturity Date of this Note shall be April 28, 2005.

     The date, amount and interest payment dates of each Loan made by the Lender to the Company, and each payment made on account of the principal of such Loan, shall be recorded by the Lender on its books and, prior to any transfer of this Note, endorsed by the Lender on Schedule 1 attached to this Note or any continuation of Schedule 1, provided that the failure of the Lender to make any such recordation or endorsement shall not affect the obligations of the Company to make a payment when due of any amount owing under the Note Purchase Agreement or under this Note in respect of the Loans made by the Lender.

     This Note is the Note referred to and is subject to the further terms and conditions set forth in the Note Purchase Agreement of even date herewith between the Company and the Lender (the "Note Purchase Agreement") and evidence the Loans made by the Lender under the Note Purchase Agreement. Except as otherwise indicated, capitalized terms used herein have the meanings ascribed to them in the Note Purchase Agreement.

     This Note may be prepaid in full or in part, at any time without penalty. Principal and interest are payable in lawful money of the United States of America.

     Upon the occurrence of an Event of Default and without demand or notice, Lender will have the option to declare the entire balance of principal together with all accrued interest thereon immediately due and payable and to exercise all rights and remedies available to it under any or all of the Documents. Upon the occurrence of an Event of Default (and so long as such Event of Default shall continue), the entire balance of principal together with all accrued interest thereon shall bear interest at the then applicable rate plus two percent (2%). No delay or omission on the part of Lender hereof in exercising any right under this Note or the Note Purchase Agreement shall operate as a waiver of such right. The application of this default rate shall not be interpreted or deemed to extend any cure period set forth in the Note Purchase Agreement or otherwise limit any of Lender's remedies hereunder or thereunder.

     The Company hereby waives diligence, presentment, protest and demand, notice of protest, dishonor and nonpayment of this Note and expressly agrees that, without in any way affecting the liability of the Company hereunder, Lender may extend any maturity date or the time for payment of any installment due hereunder, accept security, release any party liable hereunder and release any security now or hereafter securing this Note. The Company further waives, to the full extent permitted by law, the right to plead any and all statutes of limitations as a defense to any demand on this Note, or on any deed of trust, security agreement, lease assignment, guaranty or other agreement, if any, now or hereafter securing this Note.

     If this Note is not paid when due or if any Event of Default occurs, the Company promises to pay all costs of enforcement and collection, including but not limited to, Lender's reasonable attorneys' fees, whether or not any action or proceeding is brought to enforce the provisions hereof.

     Every provision of this Note is intended to be severable. In the event any term or provision hereof is declared by a court of competent jurisdiction to be illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the balance of the terms and provisions hereof, which terms and provisions shall remain binding and enforceable.

     It is the intent of the Company and Lender in the execution of this Note and all other instruments securing this Note that the loan evidenced hereby be exempt from the restrictions of applicable usury laws of any jurisdiction. In the event that, for any reason, it should be determined that any applicable usury law of any jurisdiction is applicable to this Note, Lender and the Company stipulate and agree that none of the terms and provisions contained herein or in the Note Purchase Agreement shall ever be construed to create a contract for use, forbearance or detention of money requiring payment of interest at a rate in excess of the maximum interest rate permitted to be charged by such applicable laws. In such event, if any Lender of this Note shall collect monies which are deemed to constitute interest which would otherwise increase the effective interest rate on this Note to a rate in excess of the maximum rate permitted to be charged by the applicable laws of such jurisdiction, all such sums deemed to constitute interest in excess of such maximum rate shall, at the option of Lender, be credited to the payment of the sums due hereunder or returned to the Company.

     In this Note, the singular shall include the plural and the masculine shall include the feminine and neuter gender, and vice versa, if the context so requires.

     This Note shall be governed by, and construed in accordance with, the law of the State of California applicable to contracts made and performed within the State of California.

                            [Signature page follows]

     IN WITNESS WHEREOF, the Company has caused this Note to be executed by its duly authorized officer.

                          COMPANY:

                          GENESISINTERMEDIA.COM, INC.,
                          a Delaware corporation


                         By: ___________________________
                               Ramy Y. El-Batrawi
                               Chairman